                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            CELL THERAPEUTICS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

[CELL THERAPEUTICS, INC. LOGO APPEARS HERE]

September 11, 2000

Dear Shareholder:

   You are cordially invited to attend the Cell Therapeutics, Inc. ("cti") Special Meeting of Shareholders, to be held on September 29, 2000, at the Company's offices at 201 Elliott Avenue West, Suite 400, Seattle, Washington 98119.

   Information concerning the business to be conducted at the meeting is included in the accompanying Notice of Special Meeting of Shareholders and Proxy Statement. Please give all of the information contained in the Proxy Statement your careful attention.

   At this Special Meeting, shareholders will be asked to consider a proposal to approve the issuance of shares of Common Stock in connection with the acquisition of PolaRx Biopharmaceuticals, Inc. Your management and the Board of Directors unanimously recommend that you vote FOR this proposal.

   YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the meeting, it is important that your shares be represented. Therefore, we urge you to sign, date and promptly return the enclosed proxy in the enclosed postage paid envelope. If your shares are held in a bank or brokerage account, you may be eligible to vote your proxy electronically or by telephone. Please refer to the enclosed voting form for instructions. If you attend the meeting, you will, of course, have the right to vote in person. Shareholders who plan to attend the meeting in person are requested to promptly return the enclosed postage paid attendance card to provide us with an estimate of the number of persons to expect for the Special Meeting.

   I look forward to greeting you personally, and on behalf of the Board of Directors and Management, I would like to express our appreciation for your interest in cti.

Sincerely,

/s/ James Bianco

James A. Bianco, M.D.
President & Chief Executive Officer
Shareholder

                            CELL THERAPEUTICS, INC.
                       201 Elliott Avenue West, Suite 400
                               Seattle, WA 98119

                               ----------------

          Notice of Special Meeting of Shareholders to be Held on
                               September 29, 2000

                               ----------------

To Our Shareholders:

   NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Cell Therapeutics, Inc. ("cti" or the "Company"), a Washington corporation, will be held on September 29, 2000, at the Company's offices at 201 Elliott Avenue West, Suite 400, Seattle, Washington 98119 for the following purposes:

  (1) To approve the issuance of 2,000,000 shares of Common Stock and the potential issuance of additional shares of Common Stock upon the achievement of certain sales milestones, in connection with the Company's acquisition of PolaRx Biopharmaceuticals, Inc.;

  (2) To transact such other business as may properly come before the meeting, and all adjournments and postponements thereof.

   The accompanying Proxy Statement describes the proposal in more detail. We encourage you to read the document carefully.

   All shareholders are invited to attend the meeting. Shareholders of record at the close of business on July 31, 2000, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting and all adjournments and postponements thereof. A complete list of shareholders entitled to notice of, and to vote at, the meeting will be open to examination by the shareholders beginning ten days prior to the meeting for any purpose germane to the meeting during normal business hours at the office of the Secretary of the Company at 201 Elliott Avenue West, Suite 400, Seattle, Washington 98119.

   Whether or not you intend to be present at the meeting, please sign and date the enclosed proxy and return it in the enclosed envelope. If your shares are held in a bank or brokerage account, you may be eligible to vote your proxy electronically or by telephone. Please refer to the enclosed voting form for instructions.

                                          By Order of the Board of Directors

                                          /s/ Michael J. Kennedy

                                          Michael J. Kennedy
                                          Secretary

Seattle, Washington

September 11, 2000


    Your vote is important. Accordingly, you are urged to sign, date and return promptly the accompanying proxy in the enclosed envelope regardless of whether or not you plan to attend the meeting. You can revote your proxy at any time before it is voted.

   This Proxy Statement is dated September 11, 2000 and was first mailed to shareholders on or about September 12, 2000.

                            CELL THERAPEUTICS, INC.
                       201 Elliott Avenue West, Suite 400
                               Seattle, WA 98119

                               ----------------

                                PROXY STATEMENT

                               ----------------

                         Information Regarding Proxies

General

   This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Cell Therapeutics, Inc. ("cti" or the "Company") for use at the Special Meeting of Shareholders (the "Special Meeting"), to be held on September 29, 2000, at the Company's offices at 201 Elliott Avenue West, Suite 400, Seattle, Washington 98119, and at any adjournment or postponement thereof. Only shareholders of record on the books of the Company at the close of business on July 31, 2000 (the "Record Date") will be entitled to notice of, and to vote at, the Special Meeting.

   At the Special Meeting, shareholders will be asked to approve the issuance of an indeterminate number of shares of Common Stock in connection with the acquisition of PolaRx Biopharmaceuticals, Inc.

Solicitation of Proxies

   This solicitation is made on behalf of the Board of Directors of the Company. All expenses in connection with the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, officers, Directors or other regular employees of the Company may solicit proxies by telephone, facsimile or in person. No additional compensation will be paid to such persons for such services.

Voting Rights and Outstanding Shares

   Each share of common stock, without par value ("Common Stock"), of the Company outstanding on the Record Date is entitled to one vote per share at the Special Meeting. Each share of Series D Preferred Stock, without par value (the "Series D Preferred Stock") of the Company outstanding on the Record Date is entitled to one vote per share of Common Stock into which such share of Series D Preferred Stock could have been converted on the Record Date. At the conversion price of $2.1625 per share on the Record Date, each outstanding share of Series D Preferred Stock was convertible into 462.43 shares of Common Stock, and is therefore entitled to 462.43 votes per share at the Special Meeting. The votes cast by the holders of the Series D Preferred Stock shall be counted together with the votes cast by the holders of the Common Stock and not separately as a class. Fractional votes by the holders of Series D Preferred Stock shall not, however, be permitted and any fractional voting rights shall (after aggregating all shares into which shares of Series D Preferred Stock held by each holder could be converted) be rounded to the nearest whole number. The Common Stock and the Series D Preferred Stock (on such as-converted basis), voting together as a single class as set forth above shall be referred to herein as the "Voting Stock."

   At the close of business on the Record Date, there were issued and outstanding 26,303,657 shares of Voting Stock, consisting of 25,182,271 outstanding shares of Common Stock and 1,121,386 shares of Common Stock issuable upon the conversion of the 2,425 outstanding shares of Series D Preferred Stock.

Vote and Quorum Required

   The presence at the Special Meeting in person or by proxy of holders of record of a majority of the outstanding shares of Voting Stock is required to constitute a quorum for the transaction of all business at the Special Meeting. Approval of Proposal No. 1 requires the affirmative vote of a majority of the Voting Stock present or represented by proxy at the Special Meeting. Unless otherwise instructed, it is the intention of the persons named in the accompanying form of proxy to vote shares represented by properly executed proxies for approval of the proposal of the issuance of Common Stock.

Abstentions and Broker Non-Votes

   All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal). Abstentions will be counted towards the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes against Proposal
1. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

   All shares of Voting Stock represented by properly executed proxies which are returned and not revoked will be voted in accordance with the instructions, if any, given therein. If no instructions are provided in a proxy, the shares of Voting Stock represented by such proxy will be voted FOR the approval of Proposal 1 and in accordance with the proxy-holder's best judgment as to any other matters raised at the Special Meeting.

Voting Electronically or by Telephone

   If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible shareholders who receive a paper copy of the proxy statement the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP's program, your voting form will provide instructions. If your voting form does not reference Internet or telephone information, please complete and return the paper proxy card in the self-addressed postage paid envelope provided.

Revocability of Proxies

   Any shareholder of record executing a proxy has the power to revoke it at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation) by delivering written notice to Michael J. Kennedy, Secretary of the Company, at the Company's principal executive offices, by executing and delivering another proxy dated as of a later date or by voting in person at the meeting.

Expenses of Proxy Solicitation

   The Company will pay the expenses of soliciting proxies to be voted at the Special Meeting. Following the original mailing of the proxies and other soliciting materials, the Company and its agents also may solicit proxies by mail, telephone, telegraph or in person. Following the original mailing of the proxies and other soliciting materials, the Company will request brokers, custodians, nominees and other record holders of the Company's Voting Stock to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Company Voting Stock and to request authority for the exercise of proxies. In such cases, the Company upon the request of the record holders, will reimburse such holders for their reasonable expenses.

         Security Ownership of Certain Beneficial Owners and Management

   The following table sets forth certain information regarding beneficial ownership of Common Stock, as of June 30, 2000 (after giving effect to an assumed conversion of all outstanding shares of Series D Preferred Stock at June 30, 2000 into Common Stock at the conversion price of $2.1625 per share), by (1) each shareholder known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock, (2) each of the Company's directors, (3) each executive officer of the Company, and (4) all directors and executive officers as a group:

                                                      Number of Shares    Shares Subject  Percentage
Name and Address of Beneficial Owner                Beneficially Owned(1)   to Options   Ownership(1)
------------------------------------                --------------------- -------------- ------------
Essex Woodlands Health Ventures Fund IV, L.P.(2)..        3,855,519              --         14.19%
 15001 Walden Road, Suite 101
 Montgomery, TX 77356
Lindsay A. Rosenwald and The Aries Master
 Funds(3).........................................        3,537,210              --         13.27%
 c/o Paramount Capital Asset Management, Inc.
 787 Seventh Avenue, 48th Floor
 New York, NY 10019
The International Biotechnology Trust plc(4)......        1,358,156              --          5.17%
 c/o Rothschild Asset Management Limited
 Five Arrows House, St. Swithin's Lane
 London, England EC4N 8NR
James A. Bianco, M.D.**...........................          612,111          310,340         2.30%
Jack L. Bowman**..................................           32,383           32,383            *
Jeremy L. Curnock Cook**..........................           26,668           26,668            *
Wilfred E. Jaeger, M.D.**(5)......................           39,670           39,335            *
Max E. Link, Ph.D.**..............................           54,762            3,810            *
Mary O. Mundinger, DrPH**.........................            9,573            7,923            *
Phillip M. Nudelman, Ph.D.**......................           32,611           31,811            *
Jack W. Singer, M.D.**............................          309,544           82,865         1.18%
Louis A. Bianco...................................          216,523           98,198            *
Edward F. Kenney..................................              --               --             *
Robert A. Lewis, M.D..............................          124,487           98,813            *
All Directors and executive officers as a group
 (12 persons).....................................        2,910,376          812,434        10.75%

--------
 *  Less than 1%

**  Denotes director of the Company

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission") and generally includes voting or investment power with respect to securities. This table is based upon information supplied by officers, directors, and Schedules 13D and 13G filed with the Commission. Shares of Common Stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of June 30, 2000, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned.

(2) Consists of 2,941,233 shares of common stock beneficially owned by Essex Woodlands Health Ventures Fund IV, L.P. and 914,286 shares issuable upon exercise of warrants held by Essex Woodlands Health Ventures Fund IV, L.P.. Mr. Martin P. Sutter is the Managing Director of Essex Woodlands Health Ventures Fund IV, L.P.

(3) Includes (a) 973,918 shares of common stock and 35,000 warrants to purchase 35,000 shares of common stock held by Lindsay A. Rosenwald, M.D., (b) 780,578 shares of common stock of cti issuable upon conversion of 1,688 shares of Series D preferred stock, 257,219 warrants to purchase 257,219 shares of common stock, and 638,318 shares of common stock held by The Aries Master Fund, a Cayman Island exempted company, (c) 316,301 shares of common stock of cti issuable upon conversion of 684 shares of Series D preferred stock, 104,229 warrants to purchase 104,229 shares of common stock, and 329,132 shares of common stock held by Aries Domestic Fund L.P. ("Aries I"), (d) 24,509 shares of common stock of cti issuable upon conversion of 53 shares of Series D preferred stock, 8,076 warrants to purchase 8,076 shares of common stock, and 69,930 shares of common stock, held by Aries Domestic Fund II, L.P. ("Aries II"). Paramount Capital Asset Management, Inc. ("PCAM") is the general partner of each of Aries I and Aries II and the investment manager of The Aries Master Fund. Dr. Rosenwald is the chairman and sole shareholder of PCAM.

(4) Consists of 1,358,156 shares of common stock beneficially owned by International Biotechnology Trust plc, a company formed under the laws of England ("IBT") and managed by Rothschild Asset Management Limited ("Rothschild"). Pursuant to a contractual agreement, Rothschild manages the business and assets of IBT, which includes the authority to make decisions regarding the acquisition or disposition of portfolio securities by IBT and the exercise of any rights (including voting rights) with respect to such securities. IBT has the right to terminate Rothschild's appointment as manager at any time if Rothschild is not performing its duties as manager to the satisfaction of the Board of Directors of IBT. The Board of Directors of IBT consists of John M. Green-Armytage, Donald Cecil, Gary M. Brass, Peter B. Collacott, James D. Grant, Howard E. Green and Dennis M.J. Turner. Mr. Curnock Cook was formerly a director of IBT and Rothschild.

(5) Includes 12,858 shares issuable upon exercise of options beneficially owned by affiliates of Collinson Howe Venture Partners ("CHVP") pursuant to an agreement with Dr. Jaeger. Dr. Jaeger, a director of the Company, is a former partner at CHVP.

                                   PROPOSAL 1

        APPROVAL OF THE ISSUANCE OF COMMON STOCK IN CONNECTION WITH THE
                  POLARX BIOPHARMACEUTICALS, INC. ACQUISITION

   On January 7, 2000 the Company entered into a merger agreement with PolaRx Biopharmaceuticals, Inc. ("PolaRx") pursuant to which the Company merged a wholly owned transitory subsidiary into PolaRx and acquired all of the outstanding equity of PolaRx. PolaRx's sole asset consisted of the intellectual property and other rights associated with a product containing arsenic trioxide or its metabolites, or ATO. The primary intellectual property and other rights we acquired include the following:

  . licenses to U.S. patent applications and a U.S. patent application relating to methods of treatment, manufacturing processes, and injectable compositions of ATO and oral compositions and derivatives of arsenic sulfide;

  . orphan drug designation by the Food and Drug Administration for ATO for the treatment of acute promyelocytic leukemia;

  . manufacturing and clinical trial relationships, including a cooperative research and development agreement with the National Cancer Institute in clinical testing of ATO for various oncologic diseases; and

  . bioanalytical and statistical data, analysis and reporting for four clinical ATO trials.

   ATO is the sole product of the acquisition. When inhaled or ingested over prolonged periods of time (10-20 years) arsenic has been associated with some forms of cancer. Public and healthcare provider perceptions on arsenic may adversely affect our ability to successfully market ATO. However, with brief administration through the vein at doses 20 fold lower than those associated with environmental exposure levels linked to cancer, ATO has resulted in prolonged complete remissions in otherwise fatal forms of leukemia significantly impacting disease free survival. For the indication in acute promyelocytic leukemia we are reliant on market exclusivity granted under the orphan drug status of ATO. This period of exclusivity extends for 7 years from the time of marketing approval, but may be extended under certain circumstances for up to an additional 2 to 3 years. For other indications in leukemia and cancer, the Company has exclusive rights to several patents owned by Memorial Sloan Kettering and PolaRx Biopharmaceuticals Inc. In addition, the Company has filed and been granted orphan drug designation for ATO in multiple myeloma and myelodysplasia.

   On March 28, 2000 the Company filed a New Drug Application with the Food and Drug Administration, or FDA, for ATO for the treatment of a type of relapsed and refractory blood cell cancer called acute promyelocytic leukemia. On May 15, 2000 the FDA accepted the Company's filing and granted ATO priority review status. Under the FDA regulations, the FDA must act on the filing within a six-month period.

   In addition to awaiting approval of ATO from the FDA for its first indication in relapsed and refractory acute promyelocytic leukemia, we are also conducting in cooperation with the National Cancer Institute more than 14 phase II and phase III clinical trials with ATO in 10 different cancer indications.

   Shareholder approval is not necessary for the issuance of Company Common Stock in items (i) and (ii) below. The proposal requiring shareholder approval pertains to the issuance of Company Common Stock in items (iii)-(vi) below. The consideration for the purchase of PolaRx and ATO consists of the following:

  (i) 2,000,000 shares of Company Common Stock purchased in connection with the merger, which have already been issued;

  (ii) an additional 1,000,000 shares of Company Common Stock to be issued within the earlier of 30 days following the first New Drug Application approved by the U.S. Food and Drug Administration submitted by the Company for ATO or January 6, 2005;

  (iii) an additional 2,000,000 shares of Company Common Stock to be issued within the earlier of 30 days following the first New Drug Application approved by the U.S. Food and Drug Administration submitted by the Company for ATO or January 6, 2005;

  (iv) an additional number of Company Common Stock having a fair market value of $4,000,000 to be issued within 30 days after the first quarter where sales of ATO exceed $10,000,000 for the previous year;

  (v) an additional number of Company Common Stock having a fair market value of $5,000,000 to be issued within 30 days after the first quarter where sales of ATO exceed $20,000,000 for the previous year;

  (vi) within 30 days after the end of each year until expiration of ATO patent rights or seven years following the first commercial sale of ATO, if net sales of ATO exceed $40,000,000 during such year, a number of shares of Company Common Stock having a fair market value equal to 2% of such net sales; and

  (vii) assumption by the Company of all of PolaRx's liabilities and commitments (approximately $5 million).

   The approximate aggregate market value of the 5,000,000 shares of Company Common Stock issued, or issuable, under subsections (i) through (iii) above is $33,750,000 and $224,062,500, based upon the closing price of the Company's Common Stock on January 7, 2000 and September 8, 2000, respectively. These computations do not include any Company Common Stock that may be issued under subsections (iv), (v) and (vi) above.

   The holders of the shares of Company Common Stock issued or issuable under subsections (i) through (vi) above have registration rights, which, subject to some exceptions, obligate the Company to register those shares for resale under the Securities Act of 1933. The Company has on file with the Securities and Exchange Commission an effective resale registration statement for the 2,000,000 shares specified in subsection (i) above.

   It is possible, though unlikely, that the issuance of the shares covered by subclauses (iv) through (vi) above in the future, could result in a change of control of the Company. This could happen if the price of the Company's common stock fell substantially and, at the same time, the Company had achieved the sales targets specified in subclauses (iv), (v) or (vi) and was then required to issue additional shares at such lower price. In this situation, which we believe is highly unlikely, the former PolaRx shareholders could receive an additional number of Company Common Stock sufficient to control the Company.

   In addition, because of the registration rights discussed above, the issuance of some or all of the shares of Company Common Stock could result in sales by the former PolaRx shareholders of some or all of those shares. These shares could exert downward pressure on the price of our Common Stock.

   Under existing NASDAQ listing requirements, the Company is required to seek shareholder approval of the shares of Company Common Stock that might be issuable under subclauses (iii) through (vi) above because, at the time of entering into the merger agreement the number of shares potentially issuable under subclauses (i) through (vi) could exceed 20% of the then outstanding shares of Company Common Stock. As of the date immediately preceding the filing of this proxy statement, utilizing the Company's closing price of $44.8125 on September 8, 2000 and assuming all milestones were achieved, a total of 5,218,689 shares of Company Common Stock would be issued, constituting approximately 17% of the Company's currently outstanding shares. The number of shares actually issued may be more or less than this amount based on the actual fair market value of Company Common Stock and the number of shares of Company Common Stock actually outstanding on the applicable dates.

   Under the merger agreement the Company is required to seek shareholder approval of the issuances under subclauses (iii) through (vi) above. If the Company's shareholders do not approve this share issuance, the Company will not issue the shares. Instead, the Company will be required to make cash payments (or to issue other equity securities as may be offered by CTI and acceptable to a majority of the PolaRx Stockholders (based upon the number of shares held by each), to be determined in the sole and absolute discretion of a majority of the PolaRx Stockholders) to the former shareholders of PolaRx equal to the fair market value of the shares of Company Common Stock that these shareholders would have received if the Company's shareholders had approved the share issuance. Based on the Company's closing price on September 8, 2000, the aggregate cash payment for the 2,000,000 shares not subject to milestones would be approximately $90 million in cash.

   Holders of our Common Stock will experience immediate dilution in the net tangible book value of our common stock from the issuance of additional shares of common stock in connection with the acquisition. Net tangible book value per share represents the amount of our total tangible assets less our total liabilities, divided by the number of our shares of Common Stock outstanding. As of December 31, 1999, we had a net tangible book value allocable to common shareholders of $10.9 million, or $0.70 per share of Common Stock. After giving effect to the issuance of the 5 million shares of Common Stock specified in subclauses (i) through (iii) above, our net tangible book value as of December 31, 1999 would have been $6.2 million, or $0.30 per share. This represents an immediate decrease in the net tangible book value of $0.40 per share to existing shareholders.

   The Company's Board of Directors unanimously recommends that Company shareholders vote in favor of the share issuances specified in subclauses (iii) through (vi) above. In reaching its recommendation, the Board considered that the merger agreement and the transactions contemplated thereby allowed the Company to acquire a near term revenue product, ATO, without the expenditure of significant cash amounts. Moreover, assuming the Company's market price increases if ATO is successful, the number of shares of Company Common Stock issuable will decrease because the amount of shares issuable under subclauses
(iv) through (vi) is dependent on the fair market value of the Company's Common Stock.

   Since January 7, 2000, the Company's Common Stock has risen from $6.750 to $44.8125 on September 8, 2000. A vote against Proposal 1 would require the Company to utilize its cash resources, in an amount that, based on the Company's closing price on September 8, 2000, would be significant (approximately $90 million) to pay PolaRx shareholders. Any such payment would reduce the amount of cash that the Company could devote to the development of ATO, its other products and research and development, and would have a material adverse effect on the Company.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE ISSUANCE OF
      COMMON STOCK IN CONNECTION WITH THE POLARX BIOPHARMACEUTICALS, INC.
                                  ACQUISITION.

Other Business

   As of the date of this Proxy Statement, management knows of no other business that will be presented for action at the meeting. Management has not received any advance notice of business to be brought before the meeting by any shareholder. If other business requiring a vote of the shareholders should come before the meeting, the person designated as your proxy will vote or refrain from voting in accordance with his or her best judgment.

   Representatives of Ernst & Young LLP are expected to be present at the Special Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Where You Can Find More Information

   We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 450 Fifth Street N.W., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public from our web site at http://www.cticseattle.com or at the SEC's web site at http://www.sec.gov.

Incorporation of Certain Documents By Reference

   The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this proxy statement, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the date of the Special Meeting.

  (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed March 24, 2000, as amended by the Annual Report on Form 10-K/A filed May 1, 2000, and as amended by the Annual Report on Form 10-K/A-2 filed September 11, 2000;

  (b) Current Report on Form 8-K/A-2 filed September 11, 2000;

  (c) Current Report on Form 8-K/A filed March 22, 2000;

  (d) Current Report on Form 8-K dated February 28, 2000, filed February 29,
      2000;

  (e) Current Report on Form 8-K dated January 24, 2000, filed March 22,
      2000;

  (f) Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, filed August 14, 2000 as amended by the Quarterly Report on Form 10-Q/A filed September 11, 2000;

  (g) Quarterly Report on Form 10-Q, for the quarter ended March 31, 2000, filed May 15, 2000, as amended by the Quarterly Report on Form 10-Q/A filed September 11, 2000;

  (h) The description of cti common stock contained in its registration statement on Form 10 filed June 27, 1996 and June 28, 1996, including any amendments or reports filed for the purpose of updating such descriptions; and

  (i) The description of cti's Preferred Stock Purchase Rights, contained in its registration statement on Form 8-A filed on November 15, 1996, including any amendments or reports filed for the purpose of updating such description.

   You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

     Louis A. Bianco
     Executive Vice President, Finance and Administration
     Cell Therapeutics, Inc.
     201 Elliott Avenue West
     Seattle, WA 98119
     (206) 282-7100

Shareholder Proposals

   A shareholder who intends to nominate a candidate for election to the Board of Directors or to present a proposal of business at the 2001 Annual Meeting and desires that information regarding the proposal be included in the 2001 proxy statement and proxy materials must ensure that such information is received in writing by the Secretary of the Company at the Company's principal executive offices not later than April 8, 2001.

                                        By Order of the Board of Directors

                                        /s/ Michael J. Kennedy

                                        Michael J. Kennedy
                                        Secretary

Seattle, Washington

September 11, 2000

The Board of Directors recommends a vote FOR the proposals regarding:

(1) Approval of the issuance of 2,000,000               FOR         AGAINST       ABSTAIN
    shares of Common Stock and the
    potential issuance of additional
    shares of Common Stock upon the
    achievement of certain sales milestones,
    in connection with the acquisition                  [ ]           [ ]           [ ]
    of PolaRx Biopharmaceuticals, Inc.

(2) Transaction of such other business as may           FOR         AGAINST       ABSTAIN
    properly come before the meeting or any
    postponements or adjournments thereof.              [ ]           [ ]           [ ]

I/We plan to attend the Special Meeting.                [ ]
I/We will not be attending the Special Meeting.         [ ]

Number of Attendees     ___

    ________________              _____            PLEASE MARK ALL    [X]
     ACCOUNT NUMBER               SHARES           CHOICES LIKE THIS

SIGNATURE __________________________________  DATE ___________________




                            Cell Therapeutics, Inc.
                      Special Meeting of the Shareholders
                              September 29, 2000

    This Proxy is Solicited on Behalf of the Board of Directors

The shareholder(s) hereby appoints James A. Bianco, M.D., and Michael J. Kennedy, and each of them, as proxies, with full power of substitution, to represent and vote for and on behalf of the shareholder(s) the number of shares of Common Stock of Cell Therapeutics, Inc. that the shareholder(s) would be entitled to vote if personally present at the Special Meeting of Shareholders to be held on September 29, 2000, or at any adjournment or postponement thereof. The shareholder(s) directs that this proxy be voted as follows:

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEM 1.

Please sign exactly as your name(s) appears on your stock certificate(s). When shares are held jointly, each person must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships and associations and give his or her title.